SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

702 North Shore Drive, Suite 300, Jeffersonville, Indiana	47130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 283-0724

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).               Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2025, First Savings Financial Group, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). The final vote result on each matter submitted to a vote of shareholders is as follows:

1.	The Agreement and Plan of Merger, dated as of September 24, 2025, by and between First Merchants Corporation and the Company (the “Merger Agreement”), was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,893,590	81,480	42,637	0

2.	The compensation payable to the Company’s named executive officers that is based on or otherwise relates to the proposed merger contemplated by the Merger Agreement, was approved by the following advisory (non-binding) vote:

For	Against	Abstain	Broker Non-Votes
3,050,095	1,919,499	48,113	0

3.	The adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies in favor of the Merger Agreement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,825,227	117,801	14,679	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: December 19, 2025	By:	/s/ Tony A. Schoen
Tony A. Schoen
Chief Financial Officer